Exhibit 10.35
MASTEC, INC.
STOCK OPTION AGREEMENT
1.    Grant of Stock Options. MasTec, Inc. (the “Company”), has granted to the “Optionee” designated below, the “Options” generally described in the Notice of Grant of Stock Option (the “Notice”), which is hereby incorporated by reference, subject to the terms and conditions of the Company’s 2013 Incentive Compensation Plan, as amended from time to time (“Plan”). The Company and the Optionee agree that these Options are governed by the terms and conditions of the Plan, as it may be amended from time to time, which are incorporated herein in their entirety. Unless otherwise provided herein, terms used herein that are defined in the Plan (or the Notice) and not defined herein shall have the meanings attributable thereto in the Plan (or the Notice).
2.    Information Describing the Options Granted by this Agreement.

2.1    Name, Address and Social Security Number of Optionee:
_________________________________
_________________________________
_________________________________
_________________________________

2.2	Total Number of Stock Options Granted: __________________________________

2.3    Exercise Price Per Share: $__________________

2.4    Vesting: Options will vest, and thus become exercisable, in the following amounts on the following dates:
Vesting Date        Number of Options that Become Vested
_______________    ___________________
_______________    ___________________
_______________    ___________________
2.5    Date of the Grant: ____________________________

2.6    Expiration Date:

2.7    Type of Option: ______________________________

2.8    Reloading. The Options granted hereunder are not granted with reload Options.
3.    Termination of Options. The Options granted hereunder will terminate on the earlier of the Expiration Date or the applicable time described below:

3.1    Termination on Account of Death. Upon the one year anniversary of the Optionee’s termination of Continuous Service as a Director due to the Optionee’s death.

3.2    Any Other Termination of the Service. Upon the [passage of ninety (90) days from] [one year anniversary of] the date of the termination of Optionee’s Continuous Services as a Director for any reason other than those specified in Section 3.1 above.
4.    Method of Exercise. To exercise this Option, the Optionee shall deliver written notice of exercise to the Company specifying the number of Shares with respect to which the Option is being exercised, accompanied by payment of the Exercise Price for such Shares (i) in cash (including check, bank draft, wire order or wire transfer of immediately available funds), (ii) by delivery of Shares owned by the Optionee, or the withholding of Shares otherwise deliverable upon exercise of the Option, in each case valued at their Fair Market Value on the date of delivery, or (iii) in such other form as the Committee may approve. Promptly following such notice and payment of the Exercise Price, and the Optionee’s payment or making provision satisfactory to the Committee for the payment of, any taxes pursuant to Section 9 hereof, the Company will deliver to the Optionee a certificate representing the number of Shares with respect to which the Option is being exercised.
5.    Rights as a Stockholder or to Continued Continuous Service. The Optionee shall not have any rights in respect of Shares as to which the Option shall not have been exercised and payment made as provided above. The Optionee shall not have any rights to continued Continuous Service with the Company or any Subsidiary by virtue of the grant of this Option.

MIA 183273332v3

6.    Recapitalization, Mergers, Etc. As provided in the Plan, in the event of corporate transactions affecting the Company’s outstanding Shares, such as recapitalizations or mergers, the Committee shall equitably adjust the number and kinds of Shares subject to this Option and the exercise price for such Shares, and may take such other action as the Committee may determine to be appropriate pursuant to Section 10 of the Plan.
7.    Option Not Transferable. This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee or the Optionee’s guardian or legal representative. The naming of a Beneficiary does not constitute a transfer.
8.    Compliance with Securities Laws. It shall be a condition to the Optionee’s right to purchase Shares hereunder that the Committee may, in its discretion, require (a) that the Shares reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Shares may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the Shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionee shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such Shares by the Company shall have been taken by the Company or the Optionee, or both. The certificates representing the Shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.
9.    Payment of Taxes. The Optionee shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld with respect to the exercise of this Option. The Committee may, in its discretion, require any other Federal or state taxes imposed on the sale of the Shares to be paid by the Optionee. The Optionee may satisfy the withholding requirements pursuant to any one or combination of the following methods:
(a)    payment in cash; or
(b)    payment by surrendering unrestricted previously held Shares or the withholding of Shares that otherwise would be deliverable to the Optionee pursuant to the Option, which have an aggregate Fair Market Value on the date of exercise equal to the minimum statutory amount, if any, required to be withheld for federal, state, local and/or foreign tax purposes (or such other amount as the Committee determines will not result in additional compensation expense for financial accounting purposes under applicable financial accounting principles). The Optionee may surrender Shares either by attestation or by delivery of a certificate or certificates for Shares duly endorsed for transfer to the Company, and if required with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require).
The Company and its Subsidiaries may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionee.
10.    Administration.

10.1    The Committee shall have full authority and discretion to decide all matters relating to the administration and interpretation of this Agreement. The Committee shall have full power and authority to pass and decide upon cases in conformity with the objectives of this Agreement under such rules as the Board may establish.
10.2    Any decision made or action taken by the Company, the Board, or the Committee arising out of, or in connection with, the administration, interpretation, and effect of this Agreement shall be at their absolute discretion and will be conclusive and binding on all persons. No member of the Board, Committee, or employee of the Company shall be liable for any act or action hereunder, whether of omission or commission, by the Optionee or by any agent to whom duties in connection with the administration of this Agreement have been delegated in accordance with the provision of this Agreement.
11.    Force and Effect. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.
12.    Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties after appropriate action by the Committee. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.
13.    Miscellaneous. This Agreement is subject to and shall be administered and governed in all respects under the laws of the state of Florida without regard to its conflict of law rules. This Agreement is binding upon the Company, its successors and assigns, and the Optionee, and his/her heirs, legal representatives and permitted assigns. Captions are provided for reference, do not form a part of this Agreement and are not admissible to determine the intent of the parties. No waiver, modification or amendment to the terms of this Agreement shall be effective unless in writing signed by the Optionee, and countersigned by a duly constituted representative of the Company after appropriate action by the Committee.

14.     Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.
15.    Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s General Counsel at 800 Douglas Road, 12th Floor, Coral Gables, FL 33134, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.
16.    Section 409A.
16.1     It is intended that the Option awarded pursuant to this Agreement be exempt from Section 409A of the Code (“Section 409A”). The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement may not be amended, adjusted, assumed or substituted for, converted or otherwise modified without the Optionee’s prior written consent if and to the extent that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A. In the event that either the Company or the Optionee believes, at any time, that any benefit or right under this Agreement is subject to Section 409A, then the Committee may (acting alone and without any required consent of the Optionee) amend this Agreement in such manner as the Committee deems necessary or appropriate to be exempt from or otherwise comply with the requirements of Section 409A (including without limitation, amending the Agreement to increase the Exercise Price to such amount as may be required in order for the Option to be exempt from Section 409A).
16.2    Notwithstanding the foregoing, the Company does not make any representation to the Optionee that the Option awarded pursuant to this Agreement is exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Optionee or any Beneficiary for any tax, additional tax, interest or penalties that the Optionee or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.
17.    Non-Waiver of Breach. The waiver by any party hereto of the other party's prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.
18.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.
19.    Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Subsidiary from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

MASTEC, INC.
By: ___________________________________
Its: ___________________________________
___________________________________
Optionee